UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

NATIONWIDE MUTUAL FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

________________________________________________________________________

5) Total fee paid:

________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

________________________________________________________________________

2) Form, Schedule or Registration Statement No.:

________________________________________________________________________

3) Filing Party:

________________________________________________________________________

4) Date Filed:

________________________________________________________________________

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

February 10, 2021

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide American Century Small Cap Income Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide U.S. Small Cap Value Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of American Century Investment Management, Inc.to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Dimensional Fund Advisors, L.P. as the Fund’s subadviser. These changes became effective on November 30, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until May 31, 2021. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 855-325-6669.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide American Century Small Cap Income Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Nationwide U.S. Small Cap Value Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective November 30, 2020, American Century Investment Management, Inc. (“American Century”) began serving as the subadviser to the Fund, following the termination of Dimensional Fund Advisors, L.P. (“DFA”), the Fund’s previous subadviser.

American Century is independent of NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. American Century is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of American Century, located at 4500 Main Street, Kansas City, MO 64111, as the new subadviser to the Fund. The Board approved the appointment of American Century as the subadviser to the Fund on September 16, 2020, and American Century began serving as the subadviser to the Fund on November 30, 2020, following the termination of DFA. The factors considered by the Board in making its decision to approve American Century as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

DFA had been the Fund’s subadviser since 2007.The Fund’s investment objective during the period when it was managed by DFA was to seek long-term capital appreciation. Under normal circumstances, the Fund maintained at least 80% of its net assets in common stocks of U.S. companies that have market capitalizations similar to those of companies included in the Russell 2000 Index and maintains an average portfolio market capitalization that is within the range of companies included in the Russell 2000 Value® Index.

NFA informed the Board of Trustees that, in light of DFA’s performance and its investment approach, NFA had lost confidence in the ability of DFA to achieve investment performance in excess of the Fund’s performance benchmark.

For the foregoing reason, NFA determined to recommend the replacement of DFA as the Fund’s subadviser and to select a new subadviser that could (i) improve the Fund’s investment performance, (ii) provide a differentiated strategy that will appeal to retail investors who seek a small cap value strategy, (iii) stay true to the Morningstar Small Value style box, and (iv) reduce NFA’s subadviser payment obligation in a sufficient amount to enable NFA to provide a meaningful expense reduction to the Fund’s shareholders. In addition, NFA sought a subadviser that would employ a consistent, unique and repeatable bottom-up fundamental investment process and that could demonstrate the ability to consistently outperform the Fund’s benchmark index. Therefore, NFA recommended to the Board in September 2020 that DFA be terminated as the Fund’s subadviser, and the Board approved the termination at that time based on NFA’s recommendation.

AMERICAN CENTURY

NFA recommended to the Board that American Century be appointed to serve as the Fund’s subadviser in place of DFA. NFA recommended that American Century be appointed based on an analysis of its management team, investment process, risk management, compliance program and operational capabilities at equity index management. Specifically, NFA placed particular emphasis on American Century’s ability to consistently outperform the Fund’s benchmark index.

NFA also recommended, and the Board approved, a change to the Fund’s investment objective from seeking long-term capital appreciation to seeking long-term capital appreciation primarily, and current income secondarily. To meet the Fund’s new objective, American Century invests at least 80% of its net assets in securities of small-cap companies. The Fund considers small-cap companies to include those with market capitalizations no larger than $10 billion. The Fund makes market capitalization determinations with respect to a security at the time of purchase of such security. The Fund uses a value strategy that looks for high-quality companies that are undervalued for either transitory or cyclical reasons, or temporarily out of favor in the market, focusing on dividend-paying stocks and other investments that provide income. In selecting securities for the Fund, American Century employs a bottom-up fundamental process that begins with idea generation utilizing quantitative, qualitative, and valuation screening tools. This process enables the Fund to seek equity securities of smaller companies whose stock prices may not reflect the company’s value. The Fund will attempt to purchase the stocks of these undervalued companies and hold each stock until the price has increased to, or is higher than, a level the Fund believes more accurately reflects the fair value of the company.

The Fund may invest in equity securities issued by real estate investment trusts and, depending on the appropriateness to the Fund's strategy and availability in the marketplace, if any, purchase securities of companies in initial public offerings or shortly thereafter, which can be subject to greater volatility than seasoned issuers.

American Century may sell stocks from the Fund’s portfolio if it believes a stock no longer meets its valuation criteria; a stock’s risk parameters outweigh its return opportunity; more attractive alternatives are identified; or specific events alter a stock’s prospects. The Fund may engage in frequent and active trading of portfolio securities.

Jeff John, CFA and Ryan Cope, CFA, are jointly responsible for the day-to-day management of the Fund, including selection of the Fund’s investments.

Mr. John is Vice President and Senior Portfolio Manager of American Century. Mr. John joined American Century in 2008.

Mr. Cope is a Portfolio Manager of American Century. Mr. Cope joined American Century in 2009.

Based on the foregoing considerations, NFA recommended to the Board that American Century be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on September 16, 2020, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of American Century as the subadviser to the Fund. The Trustees were provided with detailed materials related to American Century in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by American Century as the Subadviser. The Board considered the information provided to them as to the services to be provided by American Century under the subadvisory agreement, including information relating to American Century’s investment strategy and process for the Fund. The Board considered the experience of the investment personnel of American Century who would be managing the Fund. The Board also considered changes to the investment objective and investment policies of the Fund intended to reflect the investment strategy to be used by American Century in the management of the Fund.

Investment Performance. The Board considered information concerning the past performance record of American Century in managing the investment strategy it intended to use in managing the Fund’s assets. The Board also considered American Century’s experience in managing an investment strategy that relies on a similar investment approach to the one intended for use in managing the Fund’s assets, which has a relatively short-term performance record. The Board also considered American Century’s experience in managing an investment strategy identified by NFA that has been used by American Century for a longer period of time and relies on a similar investment approach to the one intended for use in managing the Fund’s assets, but without the same focus on income-producing securities.

Fee Level. The Board considered that the subadvisory fee rate that NFA would pay to American Century with respect to the Fund would be lower than the rate at which NFA paid subadvisory fees to DFA. The Board considered that NFA agreed to reduce its contractual advisory fee rate in the amount of the reduction in the sub-advisory fee, and to amend the Fund’s expense limitation, so as to pass on to the Fund’s shareholders the benefit of the sub-advisory savings.

Profitability; Fallout Benefits. No information was presented to the Board regarding American Century’s expected profitability as a result of the subadvisory agreement or the expected profitability of the Fund with respect to NFA.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Trustees, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with American Century, dated November 30, 2020 (the “Agreement”), was approved by the Board, including the Independent Trustees, on September 16, 2020. In accordance with the Manager of Managers Order, the

Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with DFA. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2022, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by American Century. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to American Century (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A. As the subadvisory fee payable by NFA under the Agreement is lower than the subadvisory fee previously payable to DFA, effective November 30, 2020, the overall advisory fees paid by the Fund to NFA were reduced as described below in “MORE ABOUT FEES AND EXPENSES.”

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to American Century and for overseeing and reviewing the performance of American Century. American Century is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, American Century is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers American Century selects and to negotiate commissions to be paid on such transactions. In doing so, American Century is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, American Century and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

American Century is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of American Century’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify American Century for any liability and expenses which may be sustained by American Century as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that American Century establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits American Century to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between American Century and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT AMERICAN CENTURY

American Century is located at 4500 Main Street, Kansas City, MO 64111. The following table sets forth the names and principal occupations of the principal executive officers of American Century. The address of each person listed below is 4500 Main Street, Kansas City, MO 64111.

Name	Title
Victor S. Zhang	President, Chief Executive Officer, Chief Investment Officer
Jonathan S. Thomas	Executive Vice President, Director
Charles A. Etherington	Senior Vice President
Amy D. Shelton	Chief Compliance Office
Patrick T. Bannigan	Chief Financial Officer, Chief Accounting Officer, Vice President, Director, Treasurer

American Century is a registered investment advisory firm with the SEC and is wholly owned by American Century Companies, Inc.

MORE ABOUT FEES AND EXPENSES

In order to share the reduced subadvisory fees with the Fund, NFA has reduced its investment advisory fee by 0.10%.  Accordingly, effective November 30, 2020, the Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2020, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 17, 2020. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of January 19, 2021, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of January 19, 2021, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of January 19, 2021, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of American Century as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of American Century, nor do any such Officers or Trustees own securities issued by American Century or have any other material direct or indirect interest in American Century.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 855-325-6669.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary

February 10, 2021

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to American Century (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide American Century Small Cap Income Fund	0.35% on all Subadviser Assets

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide American Century Small Cap Income Fund	0.74% on assets of up to $500 million; and 0.69% on assets of $500 million and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2020. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide American Century Small Cap Income Fund	$722,611

C-1

EXHIBIT D

OUTSTANDING SHARES

As of January 19, 2021, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide American Century Small Cap Income Fund – Class A	246,539.086
Nationwide American Century Small Cap Income Fund – Class C	58,350.466
Nationwide American Century Small Cap Income Fund – Class R6	518,086.830
Nationwide American Century Small Cap Income Fund – Institutional Service Class	6,896,440.692

D-1

EXHIBIT E

5% SHAREHOLDERS

As of January 19, 2021, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide American Century Small Cap Income Fund – Class A
FIRST CLEARING LLC SAINT LOUIS, MO 63103	18,610.548	7.55%
NATIONWIDE TRUST COMPANY FSB COLUMBUS, OH 43218	50,245.702	20.38%
MERRILL LYNCH PIERCE FENNER & SMITH JACKSONVILLE, FL 32246	18,132.068	7.35%
Nationwide American Century Small Cap Income Fund – Class C
WELLS FARGO CLEARING SERVICES LLC SAINT LOUIS, MO 63103	4,696.023	8.05%
UBS WM USA WEEHAWKEN, NJ 07086	5,619.104	9.63%
RAYMOND JAMES & ASSOC INC SAINT PETERSBURG, FL 33716	4,679.996	8.02%
CETERA INVESTMENT SVCS BAY SPRINGS, MS 39422	6,491.050	11.12%
NATIONAL FINANCIAL SERVICES LLC JERSEY CITY, NJ 07310	5,982.785	10.25%
PERSHING LLC JERSEY CITY, NJ 07399	5,436.328	9.32%
LPL FINANCIAL SAN DIEGO, CA 92121	4,613.984	7.91%
Nationwide American Century Small Cap Income Fund – Class R6
NATIONWIDE TRUST COMPANY FSB COLUMBUS, OH 43218	247,531.726	47.78%
NATIONWIDE TRUST COMPANY FSB COLUMBUS, OH 43218	45,588.403	8.80%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	186,318.987	35.96%
Nationwide American Century Small Cap Income Fund – Institutional Service Class
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	2,395,078.224	34.73%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	3,662,153.184	53.10%

E-1

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

Nationwide American Century Small Cap Income Fund
(formerly, Nationwide U.S. Small Cap Value Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 10, 2021

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide American Century Small Cap Income Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide U.S. Small Cap Value Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide American Century Small Cap Income Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of American Century Investment Management, Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Dimensional Fund Advisors, L.P. as the subadviser to the Fund. This change became effective on November 30, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of January 19, 2021 will receive this Notice. This Notice will be sent to shareholders on or about February 26, 2021. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until May 31, 2021. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-325-6669.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.